AMENDMENT NO. 7

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment dated as of July 31, 2013, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Growth Series (Invesco Growth Series), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement to remove Invesco Leaders Fund and change the name of Invesco Global Quantitative Core Fund to Invesco Global Low Volatility Equity Yield Fund;

NOW, THEREFORE, the parties agree that;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Funds

Invesco Balanced-Risk Retirement Now Fund

Invesco Balanced-Risk Retirement 2020 Fund

Invesco Balanced-Risk Retirement 2030 Fund

Invesco Balanced-Risk Retirement 2040 Fund

Invesco Balanced-Risk Retirement 2050 Fund

Invesco Global Low Volatility Equity Yield Fund

Invesco Growth Allocation Fund

Invesco Income Allocation Fund

Invesco International Allocation Fund

Invesco Mid Cap Core Equity Fund

Invesco Moderate Allocation Fund

Invesco Conservative Allocation Fund

Invesco Small Cap Growth Fund

Invesco Convertible Securities Fund

Invesco U.S. Mortgage Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ David C. Warren
Name: David C. Warren
Title: Executive Vice President & Chief Financial Officer

By:	/s/ Harsh Damani
Name: Harsh Damani
Title: Senior Vice President, Fund Administration & Chief Financial Officer, Funds

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Michael Fraikin /s/ Zurina Rieger
Name: Michael Fraikin Zurina Rieger
Title: Director Counsel

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Martin McLoughlin
Name: Martin McLoughlin
Title: Controller

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Masakazu Hasegawa
Name: Masakazu Hasegawa
Title: Managing Director

INVESCO AUSTRALIA LIMITED

Sub-Adviser

By:	/s/ Nicholas Burrell /s/ Mark Yesberg
Name: Nicholas Burrell Mark Yesberg
Title: Company Secretary Director

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Anna Tong /s/ Fanny Lee
Name: Anna Tong Fanny Lee
Title: Director Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Jeffrey H. Kupor
Name: Jeffrey H. Kupor
Title: Secretary & General Counsel

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